Exhibit 1.01

Conflict Minerals Report of Kornit Digital Ltd.

Introduction

Kornit Digital Ltd. (“Kornit,” “we,” the “Company” or “our company”) develops, designs and markets innovative digital printing solutions for the global printed textile industry, with a major focus on the fashion, apparel and home décor segments of the industry.

Our vision is to create a better world where everybody can bond, design and express their identities, one impression at a time.

Our mission is to revolutionize the fast-changing industry by facilitating and expediting the transition from analog processes that have not evolved for decades and are not fit for the rapidly changing business models and self-disruption needs of the industry, to digital methods of garment, apparel and home decor finished goods production and decoration that address the contemporary supply, demand, social and environmental needs of the industry in which we operate.

We focus on the rapidly growing high throughput, direct-to-garment, or DTG, and Direct-to-Fabric, or DTF, segments of the printed and decorated textile industry. Our solutions include our proprietary digital printing systems, ink and other consumables, associated software and value-added services that allow for quality and cost-effective large-scale printing of short runs of complex images and designs directly on finished garments and fabrics. Our solutions address the growing production gaps reflected in the need to shift to shorter runs, proximity production, proximity decoration, partial or full on-demand production, and microfactory models by enabling our customers to print and decorate high quality products in a time efficient, cost-effective and environmentally-friendly manner. This allows textile manufacturers to transition from their traditional business and operating models of supply based on demand predictions, to partial or full on demand or made-to-order models, by which decoration of fabric and production of finished goods only takes place once a customer order has been issued.

Our solutions are differentiated from other digital methods of production because they eliminate the need to pretreat fabrics prior to printing, thereby offering our customers the ability to digitally print high quality images and designs on a variety of fabrics in a streamlined and environmentally-friendly manner. When compared to analog methods of production, our solutions also significantly reduce production lead times and enable customers to more efficiently and cost-effectively produce smaller quantities of individually printed designs, thereby mitigating the risk of excess inventory, which is a significant challenge for the industry.

The success of evolving omni-channel apparel retail is dependent heavily on the ability to show a large variety of designs. Since it is more and more difficult to predict consumer preferences and demand, it is increasingly difficult to stock every possible design. Having digital capacity available allows printers, brands and retailers to offer unlimited design with minimal to no inventory risk. We believe we are well positioned to continue taking advantage of this trend.

Our DTG solutions utilize our patented wet-on-wet printing methodology that eliminates the common practice of separately coating and drying textiles prior to printing. This methodology also enables printing on a wide range of untreated natural, synthetic and man-made fabrics, including cotton, wool, polyester, lycra and denim. With throughputs ranging from 40 to 235 garments per hour, our entry level, industrial and mass production DTG solutions are suited to the needs of a variety of customers, from smaller industrial operators with limited budgets to mass producers with complex manufacturing requirements. Our patented NeoPigment ink and other consumables have been specially formulated to be compatible with our systems and overcome the quality-related challenges that pigment-based inks have traditionally faced when used in digital printing. Our software solutions simplify order to production workflows in the printing process, by offering a complete solution from web and traditional order intake through graphic job preparation and execution. We also offer customers maintenance and support services, as well as value-added services and application consulting, aimed at optimizing the number of impressions printed by our systems.

In April 2019, we also supplemented our original DTG printing technology with our Kornit NeoPoly Technology, which is our industry’s first digital, industrial process for high-quality printing on polyester, thereby opening the large sport and athleisure market to our digital printing solutions. The new Kornit NeoPoly Technology addresses existing challenges with a new process and ink set implemented in the Kornit NeoPigmentT process. Our new process handles polyester applications without having to compromise on design, run size, substrate or labor. The breakthrough technological innovation has been achieved by an innovative ink set and a physical and chemical process specifically developed for low temperature curing, and polyester-enhancing functionalities developed to maintain fabric characteristics and provide superior fastness. This unique process overcomes dye migration on polyester. The inks are Eco-Passport certified, and do not contain PVCs or any other toxic ingredients. The first system equipped with our Kornit NeoPoly Technology is the Kornit Avalanche Poly Pro, a member of our industrial platform, which became commercially available in April 2019.

Building on the expertise and capabilities that we have accumulated in developing and offering differentiated solutions for the industrial DTG market, we also market an industrial digital printing solution, the Kornit Presto, which targets the on-demand DTF market. While the DTG market generally involves printing on finished garments, the DTF market is focused on printing on fabrics that are subsequently converted into finished garments, home or office décor, and other items. The Kornit Presto (like our predecessor DTF product, the Kornit Allegro) utilizes our proprietary wet-on-wet printing methodology and houses an integrated curing system. It offers the sole (following its predecessor, the Allegro) single-step, eco-friendly, stand-alone industrial DTF digital textile printing solution available on the market. We primarily market the Kornit Presto to businesses seeking horizontal or vertical expansions into fabric decoration, such as innovative web-based businesses operating on-demand business models that require a high degree of variety and limited quantity orders, as well as to fabric converters, which source large quantities of fabric and convert untreated fabrics into finished materials to be sold to garment and home décor manufacturers, and to sustainable fashion producers seeking a competitive edge in today’s changing supply chains. We believe that with the Presto we are well positioned to take advantage of the growing trend towards customized fashion, home décor and on-demand fabric printing, with increased focus on sustainable production. We began selling the Presto commercially in the second quarter of 2019 (after having introduced our initial DTF digital textile printing solution, the Kornit Allegro, four years earlier, in the second quarter of 2015).

Kornit Digital Ltd. was founded in 2002 in Israel, shipped its first system in 2005 and, as of December 31, 2021, had approximately 1,200 active customers globally. As of December 31, 2021, we had 882 employees located primarily across four regions: Israel, America, Europe and Asia Pacific. In the year ended December 31, 2021, we generated revenues of $322 million, representing an increase of 66.6% over the prior fiscal year. In the year ended December 31, 2021, we generated 65.6% of our revenues from the Americas region, 24.4% from the Europe, Middle East and Asia (“EMEA”) region, 7.2% from the Asia Pacific region and 2.8% from other regions.

Conflict Mineral Rule Overview, Scope, and Covered Products:

Issuers that file reports with the Securities and Exchange Commission (“SEC”) under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), must comply with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which contains reporting requirements associated with conflict minerals that are necessary to the functionality or production of a product manufactured, or contracted to be manufactured, by an issuer. These reporting requirements are implemented by the SEC’s Rule 13p-1 under the Exchange Act (the “Rule”).

If a registrant cannot establish with absolute certainty that the necessary conflict minerals in its products originated from sources other than the Democratic Republic of the Congo (“DRC”) or an adjoining country (the “Covered Countries”), or originate solely from recycled and/or scrap sources, the registrant must submit a specialized disclosure report under Form SD that describes the steps that the registrant took to determine the origin, or likely origin, of the necessary conflict minerals in its products or in the manufacture of its products.

If a registrant has reason to believe that any of the conflict minerals in its mineral supply chain may have originated in the DRC and/or a Covered Country, or if the registrant is unable to determine the absolute country of origin of those conflict minerals, then the registrant must exercise due diligence on the conflict minerals’ source and chain of custody, and the registrant must annually submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.

As an SEC-registered issuer that offers products that include tin, tungsten, tantalum and gold (“Conflict Minerals”) that are necessary for the production and/or functionality of those manufactured products, we are subject to this Rule. As part of our company’s desire to take responsibility for and concern ourselves with human rights issues, we decided to review our company’s supply chain according to the EU regulation’s guidance as well, and, based on that guidance, have included conflict-affected or high-risk areas (“CAHRAs”) when approaching suppliers for information. As such, we conduct due diligence on our minerals supply chain according to the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (2016) and related Supplements (the “OECD Due Diligence Guidance”). It should be noted that our company does not directly purchase or procure raw materials from the mine sites, as we are a downstream company. Instead, we (or our suppliers) purchase cassiterite, columbite-tantalite (coltan), wolframite, gold, or their derivatives, which presently are limited to tin, tantalum, tungsten, and gold (collectively “3TG”) - related materials, after processing by smelters or refiners.

Kornit is committed to responsible sourcing practices and ensuring that it does not benefit, directly or indirectly, from the propagation of armed conflict or human rights abuses in areas of conflict, such as the CAHARAs. The goal of the due diligence process is not to eliminate sourcing from the CAHARAs, but rather to ascertain, to our best possible knowledge and per the requirements of the Rule, the most reasonable country of origin of the necessary conflict minerals, which were necessary to the functionality or production of our products manufactured or contracted to manufacture in 2021, as detailed in the reasonable country of origin inquiry (“RCOI”) section below.

Reasonable Country of Origin Inquiry (RCOI)

Kornit is committed to ethical practices and compliance with all applicable laws and regulations. We are committed to working with our customers and suppliers to responsibly source the materials and components that we use to manufacture our products that may contain the necessary conflict minerals.

In accordance with our Conflict Minerals Policy, which can be viewed at: http://www.kornit.com/conflict-minerals-policy/, Kornit has concluded in good faith that during the 2021 calendar year, we have manufactured and contracted to manufacture products containing all four Conflict Minerals and have determined that the use of these minerals is necessary to the functionality or production of our products.

We performed an RCOI simultaneously with the due diligence phase through which we sought to determine whether the Conflict Minerals necessary for the functionality or production of our products did or did not receive a compliant or active designation from the Responsible Minerals Initiative’s (“RMI”) independent smelter and refiner validation program, i.e., the Responsible Minerals Assurance Process (“RMAP”). This was conducted simultaneously due to the large number of applicable suppliers from which we source materials that we surveyed and the timeframe in which we needed to complete both the RCOI and due diligence efforts. Our RCOI employed several methods to assess whether the necessary Conflict Minerals in our products originated, or likely originated, from CAHRAs.

Based on the RCOI conducted, Kornit has reason to believe that a portion of the Conflict Minerals that are necessary for the functionality of its products originated, or likely originated, in the CAHRAs, and has reason to believe that those necessary Conflict Minerals may not be from entirely recycled or scrap sources. As part of our commitment to responsible sourcing, we do not seek to eliminate the sourcing of Conflict Minerals from the CAHRAs, but rather to source the necessary minerals from sources that do not directly or indirectly finance or benefit armed groups in those locations. Based on this result, we conducted due diligence activities and have detailed those efforts in this Conflict Minerals Report.

Due Diligence Design of Due Diligence

In accordance with the Rule and Form SD, we undertook due diligence to determine whether the Conflict Minerals necessary for the functionality or production of our products, which were manufactured, or contracted to manufacture in 2021, originated from smelters or refiners (“SoRs”) that have received a compliant or active designation from the RMI’s RMAP Third Party Audit program for smelters or refiners. We designed our due diligence measures to be in conformity, in all material respects, with the internationally recognized due diligence framework as set forth in the Organization for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD, 2016) (“OECD Framework”) and related supplements for Conflict Minerals.

The five steps defined in the OECD Due Diligence Guidance are: (1) establishment of strong internal company management systems; (2) identification and assessment of risks in the supply chain; (3) design and implementation of a strategy to respond to risks as they are identified; (4) carrying out independent third-party audits of smelters’ and refiners’ due diligence practices; and (5) reporting annually on supply chain due diligence.

Due Diligence Performed

The due diligence measures we undertook consisted primarily of:

a. Establishing strong company management systems - We reviewed and maintained our management systems that had been previously established through the following actions:

●	As part of our policy, Kornit strives to only use 3TG minerals from smelters or refiners that have been audited and verified as conflict-free compliant or active by the Responsible Minerals Assurance Process (“RMAP”) and requires its suppliers to only source 3TG minerals from verified smelters or refiners. More information on our sourcing expectations of suppliers can be found in our Conflict Minerals Policy, which is available at the following link: http://www.kornit.com/conflict-minerals-policy/.

●	Updated the Conflict Minerals Governance Charter to set the Conflict Minerals annual work plan including: our steps for compliance, objectives, timelines, internal management and cross functional team (such as supplier management, engineering, finance and legal) with identified roles and responsibilities, all to support supply chain due diligence.

●	Established a process whereby we engage with suppliers and refer them to training materials online, materials that include an overview of the relevant Conflict Minerals regulations and provide instructions on how to respond to the due diligence survey (that was based on the Conflict Minerals Reporting Template of at least version 6.01 or above).

●	Maintained a Conflict Minerals provision in our standard Terms and Conditions of Purchase to require suppliers to comply with our Conflict Minerals Policy and requirements.

●	Maintained a process whereby we communicate the due diligence efforts to customers, suppliers and other relevant functions in our organization, as applicable.

●	Maintained a grievance mechanism whereby concerns and violations of the Conflict Minerals Policy should be reported to Kornit’s Chief Financial Officer and/or Global Product Regulation and Sustainability Manager (at Nir.Gonen@kornit.com).

●	Maintain relevant records for a minimum of five years.

b. Identified and assessed risks in the supply chain

As part of our risk-based approach, we have decided to focus on electronics suppliers and manufacturers. We assessed two primary risks in our supply chain: (1) the risk of not receiving timely and accurate information from the supplier; and (2) the risk of not being able to replace a supplier while trying to move towards the goal of responsibly sourcing all of the minerals and/or materials used in our products.

Based on this assessment method, we segmented our suppliers into three risk levels (high, medium and low). In order to allow us to invest our risk management efforts according to the supplier level of risk, we referred to Conflict Minerals-related risks based on supplier’s characteristics, such as: the volume of spending during 2021 and the extent to which we are dependent upon any particular supplier or, conversely, the availability of alternative suppliers.

We sent periodic reminders to any non-responsive suppliers to provide surveys or updated responses. We have identified, to the best of our efforts, the smelters/refiners in the supply chain by conducting a supply chain survey using the Conflict Minerals Reporting Template, or CMRT, version 6.01 and above, which requests suppliers and manufactures to identify smelters or refiners and the country of origin, or likely country of origin, of the conflict minerals in the products that they supply to us. In addition, we compared smelters or refiners identified in the supply chain survey against the list of facilities that have received a compliant or active designation from the Responsible Minerals Assurance Process (“RMAP”), or other independent third-party audit programs. We documented the country of origin, or likely country of origin, information for the smelters or refiners identified in the supply chain survey as provided from the different sources, as reported in Annex 2.

c. Designed and implemented a strategy to respond to identified risks

The findings of the supply chain risk assessment and due diligence process are reported to designated members of our senior management team — our CFO, EVP Operation, General Counsel and ESG Director, Supply Chain Director and CEO, who are updated regarding major findings and/or red flags, as they arise. As part of our risk management strategy, we continue to conduct business with any flagged supplier while we investigate such supplier’s’ sourcing practices.

We contact suppliers whose responses are identified as incomplete, inconsistent or inaccurate. We also review supplier responses to track smelters or refiners in our supply chain that supply us with Conflict Minerals and have not received a compliant or active designation based on the RMI’s RMAP or other independent third party validation programs.

We referred suppliers to training materials online that included an overview of the Rule and instructions on how to complete the Conflict Minerals Reporting Template. We also sent follow up letters to unresponsive suppliers as well as those suppliers that declared the existence of Conflict Minerals in their supply chain from the CAHRAs from uncertified smelters or refiners, according to the RMI’s Standard Smelter List that provides an indication of all of the smelters or refiners that are conformant or active according to the RMAP audit. These are suppliers that we classify as high risk.

Our supply chain due diligence is a dynamic process and requires on-going risk monitoring. Therefore, after implementing our risk mitigation strategy, we repeat Step 2 of the OECD guidelines to ensure effective management of risks. We have established procedures for employees, stakeholders, direct suppliers, and customers to communicate concerns about our responsible sourcing policies.

d. Reviewed independent third-party audit of smelter/refiner due diligence practices

We are a downstream company and are multiple layers removed from the smelters or refiners that directly process the minerals and mineral ores that are essential to the production or functionality of our products, i.e., the necessary Conflict Minerals. Our constitution as a downstream company means that we do not directly perform audits of the smelters or refiners in its mineral supply chain. As a result, our due diligence efforts relied on reviewing information on the status of smelters or refiners participating in Third Party Audit programs and cross-industry initiatives, such as those led by the RMI’s RMAP.

e. Prepared an annual report on supply chain due diligence

Kornit’s Conflict Mineral Policy states that we will comply with Section 1502 of the Dodd Frank Act, which includes filing a Form SD and this Conflict Minerals report with the SEC annually and posting such report publicly on our website at:

https://ir.kornit.com/financial-information/sec-filings?items_per_page=10&page=2 .. We have included such report on our website for the calendar year of 2021.

Results of Assessment

We conducted a supply-chain survey of the 264 direct suppliers and manufacturers that we identified as contributing the necessary conflict minerals to our products. Based on the survey, we are unable to determine with any level of certainty as to whether or not the Conflict Minerals used in our products may or may not have directly or indirectly financed armed groups in the CAHRAs. The overall response rate to our survey -- i.e., suppliers who delivered completed CMRTs-- was approximately 70.08%, (185 of 284 total suppliers), which responses contained the names and locations of smelters or refiners (see Annex 1) and the reasonable countries of origin see (Annex 2) that process Conflict Minerals. This response rate reflects an improvement relative to the response rate for the 2020 year (59.74%), evidencing an improved due diligence effort on our behalf in obtaining information from our suppliers and manufacturers as a means of mitigating the risk that the necessary Conflict Minerals in our products benefit armed groups.

Of this response rate (i.e., the 70.08% of suppliers that responded to the supply chain inquiry in 2021):

●	3.78% suppliers were classified as “DRC conflict free” – (7 of 185 responding suppliers)

●	12.97% suppliers were classified as “Free no 3TG” – (24 of 185 responding suppliers)

●	9.19% suppliers were classified as “Undefined from DRC” – (17 of 185 responding suppliers)

●	8.11% suppliers were classified as “Undetermined not from DRC”– (15 of 185 responding suppliers)

●	65.41% suppliers were classified as “Undetermined from DRC” – (121 of 185 responding suppliers)

●	0.54% suppliers were classified as “Not from DRC” – (1 of 185 responding suppliers)

Status	2021	2020
Completed CMRT	70.08%	59.74%
DRC conflict free	3.78%	3.90%
Free no 3TG	12.97%	19.35%
Undefined from DRC	9.19%	11.00%
Undetermined not from DRC	8.11%	5.53%
Undetermined from DRC	65.41%	60.22%
Not from DRC	0.54%	0.00%

The terms above have the following meaning as part of our due diligence efforts:

●	“DRC conflict free” indicates the suppliers that reported that the Conflict Minerals being used in the products provided to Kornit originate from the DRC or the Covered Countries, but the smelters or refiners are approved by the RMI RMAP Program (“Responsible Minerals Assurance Process”).

●	“Free no 3TG” indicates the suppliers that reported that Conflict Minerals are not contained in the product, nor are they necessary for the functionality or included in the production of the products provided to Kornit.

●	“Undefined from DRC” indicates the suppliers that reported the Conflict Minerals being used in the products provided to Kornit originate, or likely originate from the DRC or the Covered Countries. The smelters or refiners are not approved by the RMI’s RMAP.

●	“Undetermined not from DRC” indicates the suppliers that reported the Conflict Minerals being used in the products do not originate from the DRC or the Covered Countries, but that they have not yet concluded their due diligence process so this determination could potentially change. Due diligence for these in scope suppliers will continue until the status changes or is confirmed.

●	“Undetermined from DRC” indicates the suppliers that reported that the Conflict Minerals being used in the products provided to Kornit originate, or likely originate, in the DRC or the Covered Countries and the smelters or refiners are approved by the RMI RMAP program, but they have not yet concluded their due diligence process, so this determination can potentially change. Due diligence for these in-scope suppliers will continue until the status changes or is confirmed.

●	“Not from DRC” indicates the suppliers that reported sourcing Conflict Minerals, but from countries other than the DRC or the Covered Countries.

We cannot assert with any level of certainty that our conclusions regarding the source, or likely source, and chain of custody of the necessary conflict minerals is accurate because we rely exclusively on information provided by our direct suppliers. In this regard, we have made reasonable inquiries in an effort to verify and assess the information provided based on the conclusions of an independent third-party audit program, i.e., the RMI’s RMAP validation program for smelters or refiners, or other relevant Third Party Audit bodies.

Despite the fact that some suppliers indicated that they source from the CAHRAs, these suppliers were unable to accurately report the specific smelters and/or refiners that were part of the supply chain for the components that were sold and which are necessary to the production and/or functionality of our products in 2021. Based on the lack of complete information from our suppliers, we are unable to determine with any level of certainty as to the complete list of facilities used to process those necessary Conflict Minerals, or their country of origin, and to conclude whether or not the Conflict Minerals used in our products may or may not have directly or indirectly financed armed groups in the CAHRAs. Our efforts to determine the mine(s) or location of origin included the use of the due diligence measures described above.

Smelters or refiners verified as conflict free or in the audit process:

Tin	57 of 75 (68.67%) - (51 compliant and 6 active smelters or refiners)
Tantalum	35 of 38 (92.11%) - (35 compliant and 0 active smelters or refiners)
Tungsten	46 of 51 (90.20%) - (42 compliant and 4 active smelters or refiners)
Gold	109 of 173 (61.27%) - (99 compliant and 7 active smelters or refiners)
Total	244 of 337 (72.40%) - (227 compliant and 17 active smelters or refiners)

Smelters or refiners: 2020-2021

Status	2021	2020
Verified Conflict Free	227 (67.36%)	230 (74.67%)
Participating in an audit process	17 (5.04%)	11 (3.57%)
Not Participating	93 (27.60%)	67 (21.75%)
Total	337 (100%)	308 (100%)

Additional Risk Factors

The statements above are based on the RCOI process and supply due diligence that we in good faith conducted for 2021. These statements are based on the information available at the time of the writing and publication of this report. A number of factors could introduce errors or otherwise may affect our conclusions.

These factors include, but are not limited to, gaps in product or product content information, gaps in supplier data, errors and/or omissions by suppliers, confusion over requirements of the Rule, gaps in supplier education and knowledge, lack of timeliness of data, public information not discovered through a reasonable search, errors in public data, language barriers and translation, supplier unfamiliarity with the Rule, conflict-area sourced materials declared secondary materials, companies that went out of business in 2021, and smuggling of Conflict Minerals to countries beyond the CAHRAs.

We do not collect information from our suppliers on a continuous and real-time basis. Instead, we only collect such information in the context of the CMRTs provided by the suppliers at the time of the publication of this report. We cannot be certain about our conclusions regarding the source and chain of custody of the necessary Conflict Minerals as such information comes from direct suppliers, though we do verify their declarations against the conclusions of independent third-party audit programs, such as the RMI’s RMAP program.

Continuous improvement efforts to mitigate risk

We will continue working with our global supply chain in an effort to achieve responsible sourcing and compliance with international regulations, including through the following actions:

●	Continue to conduct and report annually on supply chain due diligence for the applicable Conflict Minerals, as required by the Rule.

●	Work with suppliers that did not respond to our 2021 survey to help them understand the importance of this initiative to Kornit and to encourage their participation in the 2022 survey.

●	Attempt to validate supplier responses using information collected via independent, conflict-free smelter validation programs such as the Responsible Minerals Initiative’s (RMI) RMAP smelter or refiner validation program.

●	Send follow up letters to high-risk unresponsive suppliers, and to suppliers with Conflict Minerals from the DRC and the CAHRAs from uncertified smelters.

●	Continue to implement our CM policy.

●	Enhance use of tools for improved supplier responses.

●	Continue to include or attempt to include a conflict minerals flow-down clause in new or renewed supplier contracts.

●	Request suppliers to procure materials through validated smelters or refiners pursuant to the RMI or other approved resources and request suppliers to take mitigating actions in case they do not.

●	Establishing a Conflict Minerals company procedure.

Annex 1

Reported Names and Locations of Smelters or Refiners

Metal	Smelter Name	Country
Gold	8853 S.p.A.	ITALY
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	African Gold Refinery	UGANDA
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Dowa	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Asahi Pretec Corp.	JAPAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangalore Refinery	INDIA
Gold	Bangalore Refinery	INDIA

Metal	Smelter Name	Country
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Chimet S.p.A.	ITALY
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Chugai Mining	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Dowa	JAPAN
Gold	Dowa	JAPAN
Gold	Dowa	JAPAN
Gold	Dowa	JAPAN
Gold	TSK Pretech	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA

Metal	Smelter Name	Country
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Coast Refinery	GHANA
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF

Metal	Smelter Name	Country
Gold	Industrial Refining Company	BELGIUM
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	JALAN & Company	INDIA
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	K.A. Rasmussen	NORWAY
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Dowa	JAPAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Kundan Care Products Ltd.	INDIA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	Caridad	MEXICO

Metal	Smelter Name	Country
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L’Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	MD Overseas	INDIA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY

Metal	Smelter Name	Country
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	PX Precinox S.A.	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECHIA
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Sai Refinery	INDIA

Metal	Smelter Name	Country
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Sellem Industries Ltd.	MAURITANIA
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA

Metal	Smelter Name	Country
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sovereign Metals	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Industrial Refining Company	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	TSK Pretech	KOREA, REPUBLIC OF
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Value Trading	BELGIUM
Gold	WEEEREFINING	FRANCE

Metal	Smelter Name	Country
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Materion	UNITED STATES OF AMERICA
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold
Gold	Unknown	Unknown
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA

Metal	Smelter Name	Country
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	KEMET de Mexico	MEXICO
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Meta Materials	NORTH MACEDONIA, REPUBLIC OF
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Meta Materials	NORTH MACEDONIA, REPUBLIC OF
Tantalum	Meta Materials	NORTH MACEDONIA, REPUBLIC OF
Tantalum	Meta Materials	NORTH MACEDONIA, REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL

Metal	Smelter Name	Country
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum
Tantalum	Unknown	Unknown
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	PT Refined Bangka Tin	INDONESIA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA

Metal	Smelter Name	Country
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Synergies	SPAIN
Tin	CV Ayi Jaya	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Minsur	PERU
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA

Metal	Smelter Name	Country
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA

Metal	Smelter Name	Country
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Pongpipat Company Limited	MYANMAR
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tin	Thaisarco	THAILAND

Metal	Smelter Name	Country
Tin	Thaisarco	THAILAND
Tin	Thaisarco	THAILAND
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin
Tin	Unknown	Unknown
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	A.L.M.T. Corp.	JAPAN

Metal	Smelter Name	Country
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Fujian Xinlu Tungsten	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	GEM Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

Metal	Smelter Name	Country
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan High-Tech Materials	VIET NAM
Tungsten	Masan High-Tech Materials	VIET NAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	Masan High-Tech Materials	VIET NAM
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten
Tungsten	Unknown	Unknown

Annex 2

Reported Country of Origin

Gold	Tantalum	Tin	Tungsten
ANDORRA	BRAZIL	BELGIUM	AUSTRIA
AUSTRALIA	CHINA	BOLIVIA (PLURINATIONAL STATE OF)	BRAZIL
AUSTRIA	ESTONIA	BRAZIL	CHINA
BELGIUM	GERMANY	CHINA	GERMANY
BRAZIL	INDIA	INDIA	JAPAN
CANADA	JAPAN	INDONESIA	KOREA, REPUBLIC OF
CHILE	KAZAKHSTAN	JAPAN	PHILIPPINES
CHINA	MEXICO	MALAYSIA	RUSSIAN FEDERATION
COLOMBIA	NORTH MACEDONIA, REPUBLIC OF	MYANMAR	TAIWAN, PROVINCE OF CHINA
CZECHIA	RUSSIAN FEDERATION	PERU	UNITED STATES OF AMERICA
FRANCE	THAILAND	PHILIPPINES	Unknown
GERMANY	UNITED STATES OF AMERICA	POLAND	VIET NAM
GHANA	Unknown	RUSSIAN FEDERATION
INDIA		RWANDA
INDONESIA		SPAIN
ITALY		TAIWAN, PROVINCE OF CHINA
JAPAN		THAILAND
KAZAKHSTAN		UNITED STATES OF AMERICA
KOREA, REPUBLIC OF		Unknown
KYRGYZSTAN		VIET NAM
LITHUANIA
MALAYSIA
MAURITANIA
MEXICO
NETHERLANDS
NEW ZEALAND
NORWAY
PHILIPPINES
POLAND
RUSSIAN FEDERATION
SAUDI ARABIA
SINGAPORE
SOUTH AFRICA
SPAIN
SUDAN
SWEDEN
SWITZERLAND
TAIWAN, PROVINCE OF CHINA
THAILAND
TURKEY
UGANDA
UNITED ARAB EMIRATES
UNITED STATES OF AMERICA
Unknown
UZBEKISTAN
ZIMBABWE